SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2004

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER MATTERS

On January 19, 2004, the Registrant announced the appointment of Travis White to its Board of Directors on January 16, 2004. Additionally, Mr. White and current board member Steven Craddock have been named as members of the Board’s Audit Committee. With the addition of Mr. White and Mr. Craddock to the Audit Committee, James H. Clardy and Harvey B. (Berry) Cash will rotate off the Registrant’s Audit Committee.

A copy of the Registrant’s press release is attached to this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ ROB-ROY J. GRAHAM

Rob-Roy J. Graham Chief Financial Officer

Date: January 20, 2004

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Registrant’s press release issued on January 19, 2004, announcing the appointment of Travis White to its Board of Directors.	4